Exhibit 10.7

JOINT VENTURE AGREEMENT

JOINT VENTURE AGREEMENT (the “Agreement”), dated as of March 1, 2013 (the “Effective Date”) between Cloud Star Corp, a Nevada corporation with its principal place of business at 4590 MacArther Blvd., 5th Floor, Newport Beach, CA 92660 (“Cloud Star”), and App Ventures LTD, a Hong Kong private limited liability company with its principal place of business at 151 Gloucester Road, 11th Floor, Wanchai, Hong Kong (“App Ventures”).

RECITALS

1.      Cloud Star is the business of developing and marketing information technology services and software including solutions for secured remote access to computers and web application security and mobile security solutions.

2.      App Ventures is in the business of developing and marketing software solutions for web application security and mobile security.

3.      Cloud Star and App Ventures propose to jointly develop and market a software product for the field of mobile security.

  NOW, THEREFORE, in consideration of the mutual terms, conditions, covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.              DEFINITIONS

 The following capitalized terms not otherwise defined herein shall have the following meetings when used in this Agreement.

1.01           “Additional Costs” means: a) if any Party or an Affiliate of any Party manufactures or distributes any Commercial Products, the reasonable costs of manufacturing or distribution such Commercial Products, as applicable, through an independent Third Party at prevailing market rates; b) if any Commercial Product or license incorporates App Ventures Technology or Cloud Star Technology, a reasonable royalty for such technology; provided, that the amount of such Additional Costs shall be determined in good faith by agreement of the Parties at the time any Commercial Product subject to such Additional Costs is commercialized pursuant to Section 4 hereof.

1.02           “Affiliate” means, with respect to a Party, a person, corporation, or other legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition “control” means the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting securities of the controlled entity.

1.03           “App Ventures Technology” means any Invention owned by App Ventures as of the Effective Date or any Invention acquired, licensed or developed exclusively by App Ventures.

1.04           “App Ventures Derivative Works” means any Improvement primarily on an App Ventures Technology developed by App Ventures, Cloud Star or both of them during the term of this Agreement.

DEVELOPMENT AND COLLABORATION AGREEMENT

1.05           “Change in Control Transaction” means any transaction or series of transactions (a) resulting in a consolidation, merger or other business combination of either Party with or into any other legal entity in which the Party is not the surviving entity; (b) any corporate transaction, or series of related transactions, resulting in the voting security-holders of such Party immediately prior to such transaction or transactions ceasing to own at least fifty percent (50%) of the voting securities of such Party after such transaction; (c) there is a sale or transfer of all or substantially all of the assets of a Party; (d) a Party enters into any dissolution, winding up, liquidation, or transaction or series of transactions pursuant to which its voting securities are converted to cash or property; or (e) a Party enters into an agreement providing for an event set forth in (a) through (d) above.

1.06           “Cloud Star Technology” means any Invention owned by Cloud Star as of the Effective Date or any Invention acquired, licensed or developed exclusively by Cloud Star.

1.07           “Cloud Star Derivative Works” means any Improvement primarily on a Cloud Star Technology developed by App Ventures, Cloud Star or both of them during the term of this Agreement.

1.08           “Commercial Products” means any products or services incorporating Joint Technology or Derivative Works.

1.09           “Confidential Information” means information and physical material not generally known or available outside of the Parties and information and physical material entrusted to either Party in confidence by a Third Party, including, without limitation, (a) Inventions or Improvements of either Party or developed in connection with this Agreement; (b) technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, developments, inventions, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, lists of, or information relating to, employees and consultants of either Party (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers of Either Party, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other information disclosed by either Party, directly or indirectly, whether in writing, electronically, orally, or by observation that the other Party knows or reasonably should know is proprietary or confidential.

1.10           “Derivative Works” means any and all App Ventures Derivative Works or Cloud Star Derivative Works.

1.11           “CMC” means the Collaboration Management Committee formed by the Parties, as provided in Section 2.03 hereof, including those individuals designated to serve on such committee by each of the Parties from time to time.

1.12           “Collaborative Technology” means any Invention or Improvement created, developed or discovered through the work of employees, consultants, advisors, or contractors of both Parties pursuant to their work undertaken under this Agreement; provided, however, that Joint Technology shall not include App Ventures Technology, App Venture Derivative Works, Cloud Star Technology or Cloud Star Derivative Works.

1.13           “Contributed Technology” means App Ventures Technology and Cloud Star Technology contributed to the Project pursuant to the Collaboration Plan.

1.14           “Field of Use” means the field of mobile security.

DEVELOPMENT AND COLLABORATION AGREEMENT

1.15           “Improvement” means any Invention created, developed or discovered while using or practicing an App Ventures Technology or Cloud Star Technology, as applicable.

1.16           “Invention” means any and all information means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable, including, without limitation, any product, machine, article of manufacture, biological material, mask work, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon.

1.17           “Net Revenue” means the total revenue received by a Party, Affiliate, or Sublicensee of a Party for sale, distribution, licensing or other disposition of Contributed Technology, Derivative Works or Joint Technology or a product or service incorporating any of the foregoing, less the following to the extent actually incurred or allowed:  (i) the reasonable costs or royalties paid by the Party to a Third Party in connection with the manufacture, distribution disposition of such products or any payment of Additional Costs; (ii) discounts, including cash discounts, rebates, or other price reductions or allowances on such product, service or technology; (iii) credits or allowances actually granted on claims, rejections or returns of such products; (iv) freight, postage, shipping and insurance charges paid for delivery of such products; and (v) any taxes, duties or other governmental charges levied on such products, services or technologies or measured by the billing amount of such products, services or technologies, when actually included in billing for such products or services; provided, however, that Net Revenue shall not be reduced by either Party’s income or like taxes with respect to such Party’s share of Net Revenue hereunder.

1.18           A “Party” means either App Ventures or Cloud Star, which are referred to collectively as the “Parties.”

1.19           The “Project” means the Parties’ joint collaboration and development efforts as described in Section 2.01 hereof.

1.20           “Project Lead” means the representative of each of the Parties designated from time to time by such Party to manage the Parties’ collaboration under this Agreement pursuant to Section 2.02 hereof.

1.21           “Sublicensee” means a Third Party expressly licensed by the Parties to make, sell, or otherwise distribute or dispose of any products or services incorporating any Derivative Works or Joint Technology.

1.22           “Third Party” means an individual or legal entity other than the Parties or an affiliate of either Party.

2.              COLLABORATION AND DEVELOPMENT

2.01           Development.  Each of the Parties shall, commencing on the Commencement Date, engage in collaborative research and development with the general goal of developing Improvements to the App Venture Technology and Cloud Star Technology and Joint Technology within the field of use.  The specific scope of the Project and the roles and responsibilities of each Party with respect thereto be set forth in a detailed plan, established by the CMC at the first meeting of the CMC (“Collaboration Plan”).  Each Party shall perform the work assigned to such Party in the Collaboration Plan under the supervision of the CMC.

DEVELOPMENT AND COLLABORATION AGREEMENT

2.02           Project Leads.  Each Party shall designate one (1) individual to act as a Project Lead with respect to the Program and may designate a replacement Project Lead at any time with notice to the other Party.  The Project Leads of each Party shall oversee the employees, consultants, or independent contractors of such Party with respect to the Project and shall be the primary point-of-contact with the other Party with respect to the Project.  The Project Leads shall jointly submit a written report to the CMC at least five (5) business days prior to any quarterly meeting of the CMC setting forth the Parties’ respective performance under the Project.

2.03           Collaboration Management Committee.  The Parties’ collaborative research and development shall be managed and directed by the CMC, which shall be comprised of four (4) individuals.  Each Party shall have the right to designate, at its discretion, two (2) representatives to serve on the CMC, and may replace such individuals at its discretion at any time with notice to the other Party.  Each of the Parties’ shall designate their representatives within ten (10) days of the Effective Date, and the CMC shall hold its first meeting within twenty (20) days of the Effective Date.  At its first meeting, the CMC shall determine the date upon which the Project shall commence (the “Commencement Date”), which shall be within thirty (30) days of the initial meeting of the CMC, and the term of the Project (the “Project Term”), which shall not be greater than five (5) years without the written consent of both Parties, and shall develop the Collaboration Plan.

2.04           Rights and Duties of the CMC.  The CMC, acting jointly, shall have the following authority and obligations:

(a)      To encourage and facilitate collaborative research and development pursuant to the Collaboration Plan;

(b)      To establish, amend, supersede or modify the Collaboration Plan, as set forth in Section 2.07 hereof;

(c)      To allocate tasks and coordinate activities of the Parties’ under the Collaboration Plan;

(d)      To evaluate the results of the Project, to discuss such results with the Project leads, and to amend the Collaboration Program as appropriate.

2.05           Meetings of the CMC.  The CMC shall act through regular or special meetings or through unanimous written consent:

(a)      The CMC shall hold regular meetings at least quarterly at a mutually convenient location determined in advance of the meetings, all members of the CMC.  The chairperson of the CMC shall provide written notice to all other members of the CMC and the Project Leads at least ten (10) business days in advance of such meetings identifying the date, time and location of such meetings and setting forth the agenda for such meetings.  The CMC shall consider, at such meetings, (i) the reports prepared by the Project Leads, (ii) the progress of the Project, and (iii) whether any amendments are necessary to the Collaboration Plan.

(b)      The CMC may hold special meetings at any time at a mutually convenient location upon request by any two (2) members of the CMC, and notice to all members of the CMC at least ten (10) business days prior to such meeting, setting for the date, time and location of such meeting and the matters to be considered.

(c)      Any member of the CMC may attend any meeting in person, telephonically or through other electronic means so long as all of the members attending such meetings can hear and communicate with all other members simultaneously.   The chairperson of the CMC shall assure that any member desiring to attend telephonically is permitted to do so.  Each Party may designate a reasonable number of additional representatives to attend and observe such meetings, but only the members of the CMC may vote at such meetings.

DEVELOPMENT AND COLLABORATION AGREEMENT

(d)      Any matter subject to vote by the CMC may be acted upon by the CMC through unanimous, signed written consent by all CMC members.

2.06           Decisions of the CMC.  All decisions or actions by the CMC shall be by majority vote of the members of the CMC, which vote shall be reflected in the minutes of the CMC.  If the members of the CMC are equally divided as to any matter properly before a meeting of the CMC, such matter shall be referred to the Parties for good faith discussion and resolution by the executive officers of the Parties.

2.07           Collaboration Plan.  At its initial meeting, the CMC shall develop the initial Collaboration Plan, which shall be provided to each of the Parties’ for review and approval within thirty (30) days of the initial meeting of the CMC.  The Collaboration plan shall then govern the rights and obligations of the Parties’ with respect to the Project.  The Collaboration Plan shall set forth, at minimum, the App Venture Technology and Cloud Star Technology to be submitted to the Project, the specific scope and goals of the Project, a general allocation of the responsibilities of the Parties and the timeline for carrying out such responsibilities, and the overall Project Term.  The CMC may amend, modify, supplement or supersede the Collaboration Plain; provided, however, that the CMC may not alter the Collaboration Plan in any manner that prejudices the rights or increases the obligations of either Party without such Party’s consent or extends the Project Term for a total period greater than five (5) years from the Commencement Date.

2.08           Staffing and Expenses.  Each of the Parties shall provide sufficient staff, including employees, consultants or independent contractors (collectively, “Staff”), to carry out its responsibilities under the Collaboration Plan, and shall use commercially reasonable efforts to timely carry out such tasks and achieve the goals of the Project.  Each of the Parties shall bear its own expenses with respect to the Project and shall be solely responsible for compensating its Staff, making tax withholding or necessary payments with respect to its Staff, and for withholding or paying any applicable taxes, duties or other fees on any amounts paid to it hereunder, all in compliance with applicable law.

3.              INTELLECTUAL PROPERTY & LICENSING

3.01           Retention of Separate Intellectual Property.  Cloud Star shall retain all right, title and interest in any and all Cloud Star Technology, and App Ventures shall retain all right, title and interest in any and all App Ventures Technology.  Nothing hereunder or under the Collaboration Plan shall be construed as an assignment or license of any Cloud Star Technology to App Ventures or App Ventures Technology to Cloud Star except as expressly set forth herein.

3.02           Research and Development License.  Subject to the terms of this Agreement, each of the Parties’ hereby grants to the other a non-exclusive, royalty free, fully-paid up worldwide license to use any Contributed Technology, Derivative Works or Joint Technology solely for research or development as specified in the Collaboration Plan for the term of this Agreement, subject to the following restrictions:

(a)      No Sublicenses. Cloud Star shall not have any right to sublicense any App Ventures Technology even if it is also Contributed Technology.  App Ventures shall have no right to sublicense any Cloud Star Technology even if it is also Contributed Technology.  Neither Party shall have the right sublicense Derivative Works except as expressly set forth herein.

DEVELOPMENT AND COLLABORATION AGREEMENT

(b)      No Competitive Uses.  Neither Party shall have any license hereunder to use Contributed Technology, Derivative Works or Joint Technology to independently develop Improvements that compete, directly or indirectly, with the actual or anticipated products or services of the other Party; provided, however, that this provision shall not prohibit or restrict the rights of either party to use its own Contributed Technology in any manner it may choose.

3.03           Ownership After Termination.  Upon the expiration or termination of this Agreement, the Research and Development License set forth in Section 3.02 hereof shall terminate, and the Parties shall mutually determine in good faith whether any Invention or Improvement created, developed or conceived during the term of this Agreement is an App Ventures Derivative Work, a Cloud Star Derivative Work, or Joint Technology.

(a)      Cloud Star hereby assigns and transfers all of its right, title, and interest in any and all App Ventures Derivative Works to App Ventures, and hereby assigns, transfers and quitclaims any and all claims, causes or rights of action, then existing or thereafter accrued, for infringement of any such Improvements to App Ventures.  Cloud Star agrees that, following such assignment, it shall have no further licenses or other rights with respect to the App Ventures Derivative Works.

(b)      App Ventures hereby assigns and transfers all of its right, title and interest in any and all Cloud Star Derivative Works to Cloud Star, and hereby assigns, transfers and quitclaims any and all claims, causes or rights of action, then existing or thereafter accrued, for infringement of any such Improvements to Cloud Star. App Ventures agrees that, following such assignment, it shall have no further licenses or other rights with respect to the Cloud Star Derivative Works.

(c)      The Parties’ shall negotiate in good faith to apportion any rights and interests in Joint Technology among them; provided, that if the Parties’ cannot reach agreement on apportionment of Joint Technology within thirty (30) days of the expiration or termination of this Agreement, Cloud Star shall make an offer to purchase or sell the Joint Technology to App Ventures at a purchase price denominated in U.S. Dollars (“Purchase Price”).  Within ten (10) business days of its receipt of such offer, App Ventures shall elect either (a) to buy all of Cloud Star’s right, title and interest in the Joint Technology at the Purchase Price and tender payment of the Purchase Price or (b) to sell all of App Ventures’ right, title and interest in the Joint Technology at the Purchase Price.  If App Ventures’ elects to sell its right, title and interest in the Joint Technology, Cloud Star shall tender the Purchase Price within five (5) business days of receiving notice of such election by App Ventures.

3.04           Assistance.  Each of the Parties shall take all actions and execute all instruments necessary to register, protect, enforce or defend any intellectual property rights of any Party under this Section 3, including without limitation assisting in the preparation or prosecution of any application for intellectual property rights, or participating in the prosecution or defense of any lawsuit with respect to such rights, at the expense of the Party asserting such rights; provided, that if such rights relate to Derivative Works or Joint Technology that has not been assigned to either Party hereunder pursuant to 3.03 hereof, the Parties shall jointly bear all costs and expenses (including reasonable attorney’s fees) in protecting, enforcing or defending such rights..  The Parties’ obligations under this Section shall survive until the last to expire of any such intellectual property rights.

4.              COMMERCIALIZATION

4.01           Agreement to Commercialize.  Upon the determination by either Party in its discretion or by the CMC that the Project has resulted in a commercially viable Derivative Work or Joint Technology, the Parties’ shall negotiate in good faith and agree upon a commercially reasonable means of commercializing such Derivative Work or Joint Technology through the sale or distribution of Commercial Products or the licensing of such Derivative Works or Joint Technology to one or more Sublicensees.

DEVELOPMENT AND COLLABORATION AGREEMENT

4.02           Revenue Share.  The Parties’ shall receive the following shares of the Net Revenue from the commercialization of any Derivative Works or Joint Technology.  The Parties shall negotiate in good faith to determine whether any product, service or licensed technology utilizes primarily App Ventures Derivative Works, Cloud Star Derivative Works or Joint Technology:

(a)      App Ventures shall receive fifty percent (50%) of the Net Revenue from any Commercial Products or licenses incorporating Joint Technology, seventy-five percent (75%) of the Net Revenue from any Commercial Products or licenses incorporating primarily App Ventures derivative works, and twenty-five percent (25%) of the Net Revenue from any Commercial Products or licenses incorporating primarily Cloud Star derivative works.

(b)      Cloud Star shall receive fifty percent (50%) of the Net Revenue from any Commercial Products or licenses incorporating Joint Technology, seventy-five percent (75%) of the Net Revenue from any Commercial Products or Licenses incorporating primarily Cloud Star derivative works, and twenty-five percent (25%) of the Net Revenue from any Commercial Products or licenses incorporating primarily App Ventures derivative works.

4.03           Additional Costs.  The Parties’ shall determine in good faith prior to the commercialization of any Commercial Product or licensing of technology under this Section 4, the Additional Costs owing to either Party.  Such Additional Costs shall be paid out of the revenues generated from any Commercial Product or license with respect to which such Additional Costs apply prior to the distribution of revenues pursuant to Section 4.02.

5.              RIGHTS AND DUTIES OF THE PARTIES

5.01           Relationship of the Parties.  Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship among the Parties, their Affiliates, or their respective Staff.  Each Party shall be only an independent contractor of the other Party and shall have no authority to bind the other Party or act on the other Party’s behalf.

5.02           Retention of Records; Audit:

(a)      Research and Development.  Each Party shall retain and assure that their Staff retains adequate records documenting all research and development efforts under the Project, such that either Party may assess and continue to in such research and development efforts following termination or expiration of this Agreement.  Upon termination or expiration of this Agreement, each Party shall provide to the other Party any and all documents or other records, in any form, relating to any Derivative Works or Joint Technology assigned to such Party hereunder, shall respond to any reasonable requests for additional information by such Party, and shall destroy all copies of such documents or records in its possession that relate solely to such Derivative Works or Joint Technology, and confirm in writing that it has done so.

(b)      Records of Additional Costs and Revenue.  Each Party shall maintain complete and accurate records of any Additional Costs, revenues from commercialization, or Revenue Share earned by such Party for a period of three (3) years after, as applicable, (i) the later of date upon which such Additional Costs are incurred or paid, (ii) the date such revenues are received, or (iii) the date such Revenue Share is paid, in sufficient detail to permit the other Party to confirm the accuracy of all payments due hereunder.  A Party entitled to payments hereunder shall have the right to cause an independent, certified public accountant reasonably acceptable to the other Party (and who has executed a confidentiality agreement with the Party to be audited) to audit such records to confirm that the Additional Costs, revenues from commercialization, and Net Revenues were accurate as stated to such Party; provided, however, that such auditor shall not disclose the audited Party's confidential information to the other Party, except to the extent such disclosure is necessary to verify the amount of royalties and other payments due under this Agreement. A copy of any report provided by such accountant shall be provided to the audited Party at the time that it is provided to the auditing Party.  Such audits may be exercised once a year, within three (3) years after the period to which such records relate, at mutually acceptable dates and times, on not less than thirty (30) days advance notice.  Any amounts shown to be owing by such audits shall be paid immediately with interest in the amount of one percent (1%) per month (or the maximum amount permitted by law, if less) from the date first owed until paid.  The auditing Party shall bear the full cost of such audit unless such audit discloses that royalties actually paid by the audited Party are more than five percent (5%) less from the amount of royalties and/or other payments actually owed.  In such case, the audited Party shall bear the full cost of such audit.

DEVELOPMENT AND COLLABORATION AGREEMENT

5.03           Confidentiality.  Except as expressly authorized hereunder, or otherwise agreed in writing, the Parties’ agree that for the term of this Agreement and for a period of ten (10) years after (or the maximum period authorized by law, if shorter) a party gaining access to Confidential Information hereunder shall (a) keep such information in strictest confidence, using commercially reasonable measures to protect such information of at least the same degree as it uses in protecting its own confidential and proprietary information, (b) not use Confidential Information for any purpose other than as provided in this Agreement, and (c) not disclose such Confidential Information to any Third Party.

(a)      Each Party shall only share Confidential Information with those members of its Staff that are expressly approved in writing by the Project Lead of the other Party after such Staff have executed an agreement, naming the other Party as a third-party beneficiary, agreeing to be bound by the obligations of this Section 5.03.

(b)      Immediately upon the expiration or termination of this Agreement, each Party shall destroy all Confidential Information provided by the other Party or generated during the term of this Agreement, except Confidential Information relating to such Party’s Contributed Technology or Derivative Works or Joint Technology assigned to such Party hereunder, and confirm in writing that it has done so.

(c)      Exclusions.  The obligations set forth in this Section 5.03 shall not apply where the receiving Party can establish by competent proof that such Confidential Information (i) was already known to the receiving Party, other than under a confidentiality obligation, at the time of disclosure by the disclosing Party; (ii) was generally available to the public or part of the public domain at the time of disclosure to the receiving Party; (iii) became generally known or publicly available other than through any act or omission of the receiving party; or (iv) was disclosed to the receiving Party, other than under a confidentiality obligation, by a Third Party who had no obligation to keep such information confidential.  A Party may disclose Confidential Information upon an order by a court or regulatory body of competent jurisdiction; provided, that such Party must notify the other Party immediately upon the receipt of a demand for such Confidential Information, and take all reasonable steps to assist the other Party in protecting or limiting disclosure of such Confidential Information.

DEVELOPMENT AND COLLABORATION AGREEMENT

5.04           Non-Competition.  To the greatest extent permitted by applicable law, each of the Parties agrees to cease and refrain, during the term of this Agreement and for a period of one (1) year thereafter, from undertaking any activities that compete with the other Party within the Field of Use; provided, however, that neither Party shall be prohibited from developing or marketing any product, service or technology, or licensing any technology or intellectual property, developed independently of this Agreement, not utilizing any Derivative Works or Joint Technology, and not using any Confidential Information.

(a)      To the maximum extent permitted by law, for the term of this Agreement, and for a period of one (1) year hereafter, to the maximum extent permitted by law, neither Party shall directly or indirectly solicit, induce, recruit or encourage any of the other Party’s employees or consultants to terminate their relationship with such Party, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of such Party, either for itself or for any Third Party.

(b)      To the maximum extent permitted by law, for the term of this Agreement and for a period of one (1) year hereafter, neither Party shall use any Confidential Information of the other Party to negatively influence any of the other Party’s clients or customers from purchasing such Party’s products or services or licensing such Party’s technology, or solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services or any license of technology to any person, firm, corporation, institution or other entity in competition with the business of such Party.

5.05           Duties Upon Change in Control Transaction:  Any Party who accepts a bona fide offer to engage in a Change in Control Transaction or does engage in a Change in Control Transaction shall provide written notice to the other Party immediately upon the earliest of (a) its acceptance of such offer, (b) its agreement to enter such transaction, or (c) the consummation of such a transaction.

6.             ACQUISITION OF APP VENTURES

During the term of this Agreement and for a period of one (1) year hereafter, Cloud Star or its designee shall have the option, in its sole and exclusive discretion, to acquire App Ventures or, at Cloud Star’s election, all of the assets of App Ventures (including any intellectual property assigned to App Ventures hereunder) for aggregate consideration of two million (2,000,000) shares of the common stock, par value $0.10 of Cloud Star, adjusted to reflect any substitution of shares, stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, or other similar transactions.  Such acquisition shall take place pursuant to an agreement and plan of merger, asset acquisition agreement, or like agreement, in compliance with applicable law, with customary representations, warranties, and covenants.   Cloud Star may exercise this option by providing thirty (30) days written notice to App Ventures of its intention to acquire App Ventures or the assets of App Ventures, and App Ventures shall take all actions and execute all instruments necessary to effectuate such transaction.

7.             REPRESENTATIONS AND WARRANTIES

Each of the Parties represents and warrants to the other Party as follows:

7.01           As of the Effective Date, it is a duly formed, validly existing legal entity in good standings under the laws of the jurisdiction in which it was formed.  It has the power and authority to carry on its business as it is now being conducted, and is licensed and qualified to do business in any jurisdiction in which such license or qualification is necessary, unless its failure to be so licensed and qualified would not have a material adverse effect.  The undersigned has authority to enter this Agreement on behalf of it, and it has secured all necessary approvals, votes, or authorizations to execute this Agreement and carry out the transactions contemplated hereby.  The execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding of such Party, whether oral or written, or any law, regulation, or order of any court, government body or other agency with jurisdiction over it.

DEVELOPMENT AND COLLABORATION AGREEMENT

7.02           As of the Effective Date and the Commencement Date, such Party exclusively (and not jointly) owns all of the right, title and interest in any and all Contributed Technology contributed by such Party to the Project, and has not granted any ownership interests, exclusive licenses, security interests, options or other interests or licenses, or entered any agreements, that would conflict or interfere with the rights granted hereunder or the purposes of this Agreement.

7.03           As of the Effective Date and throughout the term of this Agreement, such Party has not granted and will not grant any rights to any other party in any Contributed Technology, Derivative Works or Joint Technology within the Field of Use that would conflict, interfere or be inconsistent with rights granted hereunder or the purposes of this Agreement.

8.             INDEMNIFICATION

8.01           Definitions:  For purposes of this provision, “Indemnified Party” means a Party entitled to indemnification hereunder and its Affiliates, parents, successors, assign employees, officers, managers, directors, agents, consultants, advisors or representatives.  “Indemnifying Party” means the party obligated to provide such indemnification, and its Affiliates, parents, successors, assigns, employees, officers, managers, directors, agents, consultants, advisors or representatives.  “Indemnified Claims,” means any claim, cost or expense arising from (a) the Indemnifying Party’s breach of any covenant, representation or warranty hereunder, (b) any claim that Contributed Technology contributed by the Indemnifying Party breaches any intellectual property rights of any Third Party; (c) any claim that the Indemnifying Party’s actions in entering this Agreement or performing its obligations hereunder violated any legal or contractual obligation to any Third Party; (d) any claim that any product or service manufactured or distributed by the Indemnifying Party damaged or caused harm to any Third Person; or (e) arising from the gross negligence, recklessness or willful misconduct of the Indemnifying Party.

8.02           Indemnification.  The Indemnifying Party agrees to defend, indemnify, and hold the Indemnified Party harmless against any and all claims, causes of action, liabilities, damages, losses, costs, or expenses (including reasonable attorney’s fees) resulting from any Indemnified Claim.  The Indemnifying Party shall advance all costs and expenses (including reasonable attorney’s fees) to the Indemnified Party in connection with any actual or threatened lawsuit, investigation, regulatory or other adversary proceeding arising in connection with an Indemnified Claim; provided, that the Indemnifying Party may control the defense and settlement of such suit or proceeding, provided that any such settlement (a) provides for a full and complete release of the Indemnified Party from all claims asserted in such suit or proceeding, (b) does not require an admission of fault on the part of the Indemnified Party, and (c) does not result in any relief against the Indemnified Party other than monetary relief; provided, further, that the Indemnified Party may retain its own counsel at its own expense to assist in the defense of any such suit or proceeding.

9.             DISPUTE RESOLUTION

The Parties agree that any dispute arising under this Agreement, the Parties’ performance or breach hereof, or the relationship created hereby, shall be resolved through binding arbitration in Clark County, Nevada before the American Arbitration Association, pursuant to the American Arbitration Association Commercial Arbitration Rules (“AAA Rules”); provided, however, that nothing in this Section 9 shall prevent any Party from seeking injunctive relief (or other provisional remedy) from a Court of competent jurisdiction.

9.01           Procedures.  The arbitrator shall be a retired judge, and may grant injunctions and other relief; provided, however, that the arbitrator shall neither have nor exercise any power to act as amiable compositeur or ex aequo et bono, to award special, indirect, consequential or punitive damages, or to render rulings that are legally erroneous.  The arbitrator shall administer and conduct the arbitration in accordance with Nevada substantive law, without reference to the principles of conflicts of laws. The arbitrator’s decision shall be final, conclusive and binding on the Parties’ thereto, and judgment thereon or an injunction enforcing such decision may be entered, issued and enforced in any court of competent jurisdiction.

DEVELOPMENT AND COLLABORATION AGREEMENT

9.02           No Jury Trial.  THE PARTIES HEREBY EXPRESSLY WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN OR AMONG THEM RESOLVED IN A COURT OF LAW AND THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH DISPUTE.  IN THE EVENT THAT ANY PARTY DISPUTE HEREUNDER, NOTWITHSTANDING THE OTHER PROVISIONS HEREOF, PROCEEDS IN A COURT OF LAW, THE PARTIES HEREBY EXPRESSLY CONSENT TO A BENCH TRIAL BEFORE THE JUDGE PRESIDING, WITH THE JUDGE ACTING AS TRIER OF FACT.

9.03           Fees and Costs.  Each Party shall bear its own fees and costs (including attorney’s fees) in the arbitration and one-half (1/2) of the arbitrator’s fees and costs; provided, however, that the arbitrator shall award the substantially prevailing Party in an arbitration its reasonable expenses, including without limitation reasonable attorney’s fees and its share of the arbitrator’s fees and costs, except as prohibited by law.

10.           TERM & TERMINATION

The term of this Agreement shall commence on the Effective Date and shall run until the earlier of the end of the Project Term as set forth in the Project Plan, unless extended by mutual agreement of the Parties, or its termination as set forth below.

10.01         Termination for Breach:  Either Party may terminate this Agreement,

(a)      Immediately upon a material breach of this Agreement by the other Party; or

(b)      Upon any breach of this Agreement by the other Party, upon written notice to such Party of its breach and such Party’s failure to cure the breach within thirty (30) days of receiving such notice.

10.02         Termination Without Breach:  Either Party may terminate this Agreement upon written notice to the other Party,

(a)      If the Parties’ fail to approve the initial Collaboration Plan prior to the Commencement Date;

(b)      If the CMC has deadlocked and submitted a matter to the Parties, and the Parties cannot agree on such matter within thirty (30) days of notice from the CMC;

(c)      The Parties have failed to commercialize any Derivative Works or Joint Technology after the earlier of (i) two (2) years after the Commencement Date, or (ii) within six (6) months of a determination by either Party or the CMC that the Project has resulted in a commercially viable technology; or

(d)      The other Party provides notice of its intent to engage in a Change in Control Transaction or engages in such a transaction.

10.03         Survival:  The following provisions of this Agreement shall survive termination or expiration of the Agreement, in addition to those provisions that survive by their terms: Sections 2.8, 3.01, 3.03, 3.04, 5, 6, 8, 9, 10.03, and 11.

DEVELOPMENT AND COLLABORATION AGREEMENT

11.           GENERAL PROVISIONS:

11.01         Governing Law.  This Agreement, including the validity, interpretation, performance, and enforcement hereof, and the relationship created hereby, shall be governed and construed according to the laws of the United States, as applicable, and the laws of the State of Nevada, without giving effect to the principles of conflicts of laws.  Any lawsuit or other similar proceeding arising out of the subject matter of this Agreement or the relationship created hereby, except as expressly set forth herein, shall be brought in a state or federal court of competent jurisdiction, located within the county of Clark County, Nevada and all parties hereby consent to personal jurisdiction in such court, and agree and stipulate that such court is a convenient forum for the resolution of such lawsuit or proceeding.

11.02         Entire Agreement.  This Agreement shall constitute the full and complete agreement of the parties concerning the subject matter hereof, and supersedes any prior discussions, communications, negotiations, agreements, or representations of the parties thereon; each party represents and warrants that no other representations, warranties, guarantees, agreements, promises or inducements have been made in connection with this Agreement or the subject matter hereof, except as expressly set forth herein.

11.03         Amendment; Waiver.  This Agreement may not be modified, except by through a written agreement signed by all Parties hereto.  No right or obligation hereunder shall be deemed waived by any Party or Parties’ action, inaction, delay, or failure to enforce any such right or obligation; no waiver of any right or obligation under this Agreement shall be valid unless in writing, signed by the Party sought to be charged with such waiver, and no such waiver shall be effective as to any right or obligation except as expressly set forth therein, or operate as a waiver except in the specific instance and circumstances described therein.

11.04         Severability.  If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable by a tribunal of competent jurisdiction, then the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

11.05         Further Assurances.  Each Party agrees to take such further actions and execute such further instruments, and do all such other acts, as may be necessary to carry out the purpose and intent of this Agreement.

11.06         Successors and Assigns.  Neither Party may assign any of its rights or delegate any of its obligations hereunder, except (a) with the express written consent of the other Party, (b) in connection with a Change in Control Transaction, or (c) to an Affiliate; provided, however, that in no event shall either party’s rights or obligations hereunder be assigned or delegated without prior written notice to the other Party.  In any case, neither Party may make an assignment of its assets which renders it unable to perform its material obligations hereunder.  Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

11.07         Force Majeure.  Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, in no event shall a Party be required to settle any labor dispute or disturbance.

DEVELOPMENT AND COLLABORATION AGREEMENT

11.08         Notices.  Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following:  (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries; or (d) upon delivery of an email to the Party so notified unless the notifying Party receives actual or constructive notice that the email was not delivered.  All notices for delivery outside the United States will be sent by express courier or email.  All notices not delivered personally will be sent by email or postal mail with postage and/or other charges prepaid and properly addressed to the Party to be notified at the addresses or email addresses set forth below or at such other addresses or email addresses as such Party may designate by one of the indicated means of notice herein to the other Parties hereto.

If to App Ventures, addressed to:

App Ventures LTD.
151 Gloucester Road, 11th Floor,
Wanchai, Hong Kong
________________

With a copy to:
[LAW FIRM]

If to Cloud Star, addressed to:

Cloud Star Corp.
[ADDRESS]
[EMAIL]

With a copy to:
[LAW FIRM]

11.09         No Strict Construction.  The Parties represent and warrant that this Agreement is the result of the joint drafting and negotiation of the Parties and reflects their mutual intent.  Accordingly, no rule of construction or presumption requiring interpretation of any ambiguity herein against the Party drafting this Agreement shall apply.

11.10         Interpretation.  The Section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the Sections or paragraphs to which they apply.

11.11         Facsimile Signatures; Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile or electronic means and upon such delivery the facsimile or electronic signature of a party will be deemed to have the same effect as if the original physical signature had been delivered.

11.12         Authorized Signatories.  Each Party other than a natural person represents and warrants that the undersigned is duly authorized and empowered to execute and deliver this Agreement on behalf of such Party, and that all necessary approvals on the part of such Party have been secured, such that the signature of the undersigned is the binding act and deed of such party.

Signature Page Follows

DEVELOPMENT AND COLLABORATION AGREEMENT

IN WITNESS WHEREOF, the parties have caused this DEVELOPMENT AND COLLABORATION AGREEMENT to be executed by their duly authorized representatives as of the date first above written.

CLOUD STAR CORP
By:
Safa Movassaghi, President
4590 MacArthur Blvd. 5th Floor Newport Beach, CA 92660
Dated:	March 1, 2013

APP VENTURES LTD.

By:
Kerry Singh, President
151 Gloucester Road, 11th Floor, Wanchai, Hong Kong
Dated:	March 1, 2013

Signature Page to Joint Venture Agreement

DEVELOPMENT AND COLLABORATION AGREEMENT